As filed with the Securities and Exchange             Registration No. 333-22723
Commission on November 18, 1997

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Aetna Insurance Company of America
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                                   Connecticut
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                                   06-1286272
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       151 Farmington Avenue, Hartford, Connecticut 06156, (860) 273-4686
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                           Julie E. Rockmore, Counsel
                       Aetna Insurance Company of America
            151 Farmington Avenue, RE4A, Hartford, Connecticut 06156
                                 (860) 273-4686
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            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

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The annuities covered by this registration statement are to be issued from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [XX]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box [XX]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              CROSS REFERENCE SHEET
                           Pursuant to Regulation S-K
                                   Item 501(b)



                                                                             Location in Prospectus Dated May 1,
                                                                                     1997 and as Amended
   Form S-2                                                                          by Supplement Dated
   Item No.                  Information Required in Prospectus                       November 28, 1997

      1         Forepart of the Registration Statement and Outside
                    Front Cover Page of Prospectus ..................      Outside Front Cover

      2         Inside Front and Outside Back Cover                        Table of Contents (inside front
                    Pages of Prospectus..............................      cover)

      3         Summary Information, Risk Factors....................      Summary, and as amended

                Ratio of Earnings to Fixed Charges...................      Not Applicable

      4         Use of Proceeds......................................      Investments

      5         Determination of Offering Price......................      Not Applicable

      6         Dilution.............................................      Not Applicable

      7         Selling Security Holders.............................      Not Applicable

      8         Plan of Distribution.................................      Description of the AICA Guaranteed
                                                                           Account, and as amended

      9         Description of Securities to be                            Description of the AICA Guaranteed
                    Registered.......................................      Account, and as amended

      10        Interests of Named Experts and Counsel...............      Not Applicable

      11        Information with Respect to the
                Registrant...........................................      Not Applicable

      12        Incorporation of Certain Information                       Incorporation of Certain Documents by
                by Reference.........................................      Reference; Experts

                                                                             Location in Prospectus Dated May 1,
                                                                                     1997 and as Amended
   Form S-2                                                                          by Supplement Dated
   Item No.                  Information Required in Prospectus                       November 28, 1997

      13        Disclosure of Commission Position
                on Indemnification for Securities
                Act Liabilities......................................      Indemnification

                       AETNA INSURANCE COMPANY OF AMERICA
                             AICA GUARANTEED ACCOUNT
                            CREDITED INTEREST OPTION

      Supplement dated November 28, 1997 to Prospectus Dated May 1, 1997

The information in this supplement updates and amends the information contained in the Prospectus dated May 1, 1997 (the "Prospectus") and should be read with that Prospectus.

[bullet] Incorporation of Certain Documents By Reference

The following is added to the section entitled "Incorporation of Certain Documents By Reference" located on the inside cover of the Prospectus.

The Company's latest Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, filed with the Commission pursuant to Section 15(d) of the Exchange Act, is incorporated by reference into this Prospectus. Part I of Form 10-Q is part of this Supplement.

The Company's Quarterly Reports on Form 10-Q, for the quarters ending March 31, 1997 and June 30, 1997, filed with the Commission pursuant to Section 15(d) of the Exchange Act, are incorporated by reference into this Prospectus.

[bullet] Additional Withdrawal Option

The following has been changed throughout the Prospectus:

"Additional Withdrawal Option" to "Systematic Distribution Option"

[bullet] Guaranteed Term

The definition of Guaranteed Term under the section entitled "Glossary" on page 3 of the Prospectus has been replaced with the following:

The period of time specified by the Company for which a specific Guaranteed Rate or Rates are offered on amounts invested during a specific Deposit Period. Guaranteed Terms are made available by the Company subject to the Company's terms and conditions, including, but not limited to, the Company's right to restrict allocations to new purchase payments or deposits (such as by prohibiting transfers into a particular Guaranteed Term from any other Guaranteed Term or from any other funding option or by prohibiting the reinvestment of Matured Term Value into a particular Guaranteed Term). The Company may offer more than one Guaranteed Term of the same duration and credit one with a different rate subject to certain restrictions such as requiring the use of the Dollar Cost Averaging Program.

[bullet] Market Value Adjustment

The second paragraph of the section entitled "Market Value Adjustment" in the SUMMARY on page 4 of the Prospectus has been replaced with the following:

This provision does not apply to (1) amounts transferred on the Maturity Date;
(2) amounts transferred under the Maturity Value Transfer Provision; (3) amounts distributed under one of the Systematic Distribution Options described in the Contract Prospectus; and (4) amounts transferred from a Guaranteed Term in connection with the Dollar Cost Averaging Program described in the Contract Prospectus. However, if the Certificate Holder discontinues the Dollar Cost Averaging Program and the amounts in it are transferred in accordance with the Company's terms and conditions governing Guaranteed Terms, to another Guaranteed Term, a market value adjustment will apply.

[bullet] Maturity of a Guaranteed Term

The second paragraph of the section entitled "Maturity of a Guaranteed Term" in the SUMMARY on page 4 of the Prospectus has been replaced with the following:

If the Company does not receive direction from the Certificate Holder by the Maturity Date, the Matured Term Value will be reinvested in the Guaranteed Account for a new Guaranteed Rate and Term under the then current Deposit Period. The new Guaranteed Term will have the same length to maturity as the Guaranteed Term that is maturing. If such a Guaranteed Term is not available, the transfer will be to the next shortest available Guaranteed Term or if no shorter Guaranteed Term is available, to the next longer available Guaranteed Term. (See "Maturity of a Guaranteed Term").

[bullet] Contributions to the Guaranteed Account

The section entitled "Contributions to the Guaranteed Account" in the DESCRIPTION OF THE AICA GUARANTEED ACCOUNT on page 6 has been replaced with the following:

Amounts may be invested in the Guaranteed Account for the Guaranteed Terms and at the Guaranteed Rates available during the then current Deposit Period by allocating all or a portion of your Purchase Payment(s) to the Guaranteed Account. You may also elect to transfer accumulated values from other funding options available under the Contract or from other Guaranteed Terms of the Guaranteed Account to the Guaranteed Account, subject to the transfer limitations described in the Contract. The Company may also limit the number of Guaranteed Terms an individual may select. At this time, if the Certificate Holder has the Dollar Cost Averaging Program in effect in a Guaranteed Term and wishes to add an additional deposit to be dollar cost averaged, all amounts to be dollar cost averaged will have to be combined and the dollar cost averaging amounts will be recalculated. This will affect the duration of amounts in the Guaranteed Term.

The Company reserves the right to limit the number of investment options selected during the Accumulation Period. At this time there is no limit on the number of investment options selected during the Accumulation Period, but the number of investment options that may be selected at any one time by a Certificate Holder is limited to 18. Each Guaranteed Term is counted as one investment option. There is no minimum amount required if investments come from Purchase Payments; however, you must meet the minimum purchase amounts that are set forth in your Contract. There is a $500 minimum for transfers from other funding options.

Amounts invested in the Guaranteed Account during a Deposit Period may not be transferred during that Deposit Period or for 90 days after the close of that Deposit Period, except in connection with the Maturity Value Transfer Provision, the Dollar Cost Averaging Program or the cessation by the Certificate Holder of the Dollar Cost Averaging Program in certain circumstances, or the selection of a Systematic Distribution Option available under the Contract for periodic or systematic distributions (see "Transfers").

[bullet] Guaranteed Rates

The first paragraph of the section entitled "Guaranteed Rates" in the DESCRIPTION OF THE AICA GUARANTEED ACCOUNT on page 6 has been replaced with the following:


Guaranteed Rates are the interest rates that are guaranteed by the Company to be credited on amounts invested during a Deposit Period for a specific Guaranteed Term. The Company may offer different Guaranteed Rates on Guaranteed Terms of the same duration and may have certain restrictions apply to the use of any Guaranteed Terms such as, but not limited to, the requirement of the use of the Dollar Cost Averaging Program. The Company may also limit the number of Guaranteed Terms an individual may select. Guaranteed Rates are annual effective yields, reflecting a full year's interest. The interest is credited daily at a rate that will produce the guaranteed annual effective yield over the period of one year.

[bullet] Maturity of a Guaranteed Term

The second paragraph of the section entitled "Maturity of a Guaranteed Term" in the DESCRIPTION OF THE AICA GUARANTEED ACCOUNT on page 7 of the Prospectus has been replaced with the following:

If no direction from the Certificate Holder is received by the Company at its Home Office by the Maturity Date, the Company will automatically reinvest the Matured Term Value in the Guaranteed Account during the new Deposit Period. The Matured Term Value will be invested for a Guaranteed Term having the same length to maturity as the Guaranteed Term that is maturing. If such a term is not available, the transfer will be to the next shortest available Guaranteed Term. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used. The new Guaranteed Term may have a different length of time to maturity than the maturing Guaranteed Term. For example, if a 3-year Guaranteed Term matures and no direction is received, and a 3-year Guaranteed Term is not available in the current Deposit Period, but a 1 year Guaranteed Term is available for maturities, the Matured Term Value may be reinvested in the 1 year Guaranteed Term, which is the next shortest Guaranteed Term then available.

[bullet] Transfers

The first and second paragraphs of the section entitled "Transfers" in the TRANSFERS AND WITHDRAWALS on page 8 of the Prospectus has been replaced with the following:

As described in the Contract Prospectus, all or any portion of accumulated values under the Contract may be transferred to the Guaranteed Account or to other funding options available under the Contract. The Company reserves the right to limit the number of investment options selected during the Accumulation Period. At this time there is no limit on the number of investment options selected during the Accumulation Period, but the number of investment options that may be selected at any one time by a Certificate Holder is limited to 18. Each Guaranteed Term is counted as one investment option. The minimum amount that may be transferred from other investment options to the Guaranteed Account is $500.

Amounts applied to a Guaranteed Term during a Deposit Period may not be transferred to any other funding option or to another Guaranteed Term during that Deposit Period or for 90 days after the close of that Deposit Period. This restriction does not apply to the selection of Systematic Distribution Options available under the Contract or to transfers relating to the Dollar Cost Averaging Program. However, if the Certificate Holder discontinues the Dollar Cost Averaging Program, the Company may require that all amounts in that Guaranteed Term be transferred into another Guaranteed Term in accordance with the Company's terms and conditions governing Guaranteed Terms. A market value adjustment will apply. (See Contract Prospectus).

[bullet] Market Value Adjustment

This section replaces the first paragraph in the MARKET VALUE ADJUSTMENT on page 8 of the Prospectus with the following:

A Market Value Adjustment ("MVA") is applied to amounts transferred or withdrawn from the Guaranteed Account before the Maturity Date, including transfers made in order to elect a nonlifetime Annuity Option, but excluding transactions under the Maturity Value Transfer Provision, transfers made in connection with the Dollar Cost Averaging Program (unless the transfer is made as a result of the discontinuance by the Certificate Holder of the Dollar Cost Averaging Program.-- See "Transfers"), and amounts withdrawn under one of the Systematic Distribution Options.

                       AETNA INSURANCE COMPANY OF AMERICA
     (A wholly owned subsidiary of Aetna Life Insurance and Annuity Company)


                                TABLE OF CONTENTS


                                                                            PAGE
PART I.       FINANCIAL INFORMATION (unaudited)

Item 1.       Financial Statements

         Statements of Income...............................................  3
         Balance Sheets.....................................................  4
         Statements of Changes in Shareholder's Equity......................  5
         Statements of Cash Flows...........................................  6
         Condensed Notes to Financial Statements............................  7
         Independent Auditors' Review Report................................  9

                                      (2)

PART I.  FINANCIAL INFORMATION

Item 1.  Financial Statements

                       AETNA INSURANCE COMPANY OF AMERICA
     (A wholly owned subsidiary of Aetna Life Insurance and Annuity Company)

                              Statements of Income
                                   (thousands)

                                                 3 Months Ended September 30,  9 Months Ended September 30,
                                                 ---------------------------   ----------------------------
                                                          1997          1996           1997          1996
                                                        ------        -------        -------       -------
Revenue:
  Charges assessed against policyholders ..........    1,760.1       $ 373.2       $4,057.5      $  757.6
  Net investment income............................    1,975.2         341.0        4,853.0         673.5
  Net realized capital gains (losses) .............       18.5          --             88.6         (17.1)
  Other income ....................................       55.0          --            168.4          --
                                                      --------       -------        -------       -------
        Total revenue .............................    3,808.8         714.2        9,167.5       1,414.0

Benefits and expenses:
  Current and future benefits .....................    1,622.6         533.6        4,241.8         714.8
  Operating expenses ..............................      786.1         306.2        2,544.9       1,903.6
  Amortization of deferred policy acquisition costs      408.8          --          1,026.2          --
                                                      --------       -------        -------       -------
       Total benefits and expenses ................    2,817.5         839.8        7,812.9       2,618.4

Income (loss) before income
   taxes (benefits) ...............................      991.3        (125.6)       1,354.6      (1,204.4)

Income taxes (benefits) ...........................      342.6         (41.1)         387.8        (363.7)
                                                      --------       -------        -------       -------
Net income (loss) .................................   $  648.7       $ (84.5)      $  966.8      $ (840.7)
                                                      ========       =======       ========      ========

See Condensed Notes to Financial Statements.


                                      (3)

                       AETNA INSURANCE COMPANY OF AMERICA
    (A wholly owned subsidiary of Aetna Life Insurance and Annuity Company)

                                 Balance Sheets
                         (thousands, except share data)


                                                            September 30,      December 31,
Assets                                                           1997              1996
-----                                                       -------------      ------------
Investments:
  Debt securities available for sale, at fair value
     (amortized cost $112,896.5 and $24,736.8)                $114,776.2        $ 24,770.3
Cash and cash equivalents                                       13,766.6          51,842.3
Deferred policy acquisition costs                               39,049.8          21,057.0
Accrued investment income                                        1,683.5             325.8
Deferred tax asset                                               3,002.4           1,289.7
Income taxes receivable                                           --               1,133.2
Other assets                                                     1,055.2             447.6
Separate accounts assets                                       601,301.3         303,518.6
                                                              ----------        ----------
       Total assets                                           $774,635.0        $404,384.5
                                                              ==========        ==========

Liabilities and Shareholder's Equity
------------------------------------
Liabilities:
  Policyholders' funds left with the Company                  $133,718.4        $ 64,445.4
  Other liabilities                                              2,025.2           4,753.2
  Due to parent and affiliates                                     526.6             347.2
  Income taxes payable                                              73.5            --
  Separate accounts liabilities                                601,301.3         303,518.6
                                                              ----------        ----------
       Total liabilities                                       737,645.0         373,064.4
                                                              ----------        ----------
Shareholder's equity:
  Common capital stock, par value $2,000 (1,275 shares
   authorized, issued and outstanding)                           2,550.0           2,550.0
  Paid-in capital                                               32,550.0          27,550.0
  Net unrealized capital gains                                     121.7              90.3
  Retained earnings                                              1,768.3           1,129.8
                                                              ----------        ----------
       Total shareholder's equity                               36,990.0          31,320.1
                                                              ----------        ----------
         Total liabilities and shareholder's equity           $774,635.0        $404,384.5
                                                              ==========        ==========


See Condensed Notes to Financial Statements.

                                      (4)

                       AETNA INSURANCE COMPANY OF AMERICA
    (A wholly owned subsidiary of Aetna Life Insurance and Annuity Company)

                 Statements of Changes in Shareholder's Equity
                                  (thousands)



                                                  9 Months Ended September 30,
                                                  ----------------------------
                                                     1997            1996
                                                     ----            ----

Shareholder's equity, beginning of period         $31,320.1        $12,133.0

Capital contribution                                5,000.0           --

Net change in unrealized capital gains (losses)        31.4           (102.2)

Net income (loss)                                     966.8           (840.7)

Other changes                                        (328.3)          --
                                                  ---------        ---------
Shareholder's equity, end of period               $36,990.0        $11,190.1
                                                  =========        =========



See Condensed Notes to Financial Statements.


                                      (5)

                       AETNA INSURANCE COMPANY OF AMERICA
    (A wholly owned subsidiary of Aetna Life Insurance and Annuity Company)

                            Statements of Cash Flows
                                  (thousands)


                                                                          9 Months Ended September 30,
                                                                          ----------------------------
                                                                                 1997            1996
                                                                                 ----            ----
Cash Flows from Operating Activities:
         Net income (loss)                                                 $     966.8      $   (840.7)
         Adjustments to reconcile net income (loss) to net cash used for operating activities:
         Increase in accrued investment income                                (1,357.7)          (69.7)
         Increase in deferred policy acquisition costs                       (17,992.8)      (13,657.6)
         Net change in amounts due to/from parent and affiliates                 179.4          (174.6)
         Net (decrease) increase in other assets and liabilities              (1,003.8)        5,555.5
         Net decrease in income taxes                                           (730.4)       (2,782.4)
         Net accretion of discount on debt securities                           (309.6)          (61.3)
         Net realized capital (gains) losses                                     (88.6)           17.1
                                                                            ----------       ---------
               Net cash used for operating activities                        (20,336.7)      (12,013.7)
                                                                            ----------       ---------
Cash Flows from Investing Activities:
         Proceeds from sales of:
           Debt securities available for sale                                 12,012.6         2,410.0
           Short-term investments                                              1,000.0          --
         Investment maturities and repayments of:
           Debt securities available for sale                                  2,802.9          --
         Cost of investment purchases in:
           Debt securities available for sale                               (105,029.5)       (2,458.8)
           Short-term investments                                             (1,000.0)         --
                                                                            ----------       ---------
               Net cash used for investing activities                        (90,214.0)          (48.8)
                                                                            ----------       ---------
Cash Flows from Financing Activities:
         Deposits and interest credited for investment contracts              71,075.9        43,734.9
         Withdrawal of investment contracts                                   (3,600.8)         --
         Capital contribution                                                  5,000.0          --
                                                                            ----------       ---------
               Net cash provided by financing activities                      72,475.1        43,734.9

Net (decrease) increase in cash and cash equivalents                         (38,075.6)       31,672.4
Cash and cash equivalents, beginning of period                                51,842.3         4,044.2
                                                                            ----------       ---------
Cash and cash equivalents, end of period                                   $  13,766.6      $ 35,716.6
                                                                           ===========      ==========

Supplemental cash flow information:
    Income taxes paid, net                                                 $     734.0      $  2,232.0
                                                                           ===========      ==========


See Condensed Notes to Financial Statements.


                                      (6)

                       AETNA INSURANCE COMPANY OF AMERICA
     (A wholly owned subsidiary of Aetna Life Insurance and Annuity Company)

                     Condensed Notes to Financial Statements

1.  Basis of Presentation
    ---------------------

    Aetna Insurance Company of America (the "Company") is a stock life insurance company organized in 1990 under the insurance laws of Connecticut and is a wholly owned subsidiary of Aetna Life Insurance and Annuity Company ("ALIAC"). ALIAC is a wholly owned subsidiary of Aetna Retirement Holdings, Inc. ("HOLDCO"). HOLDCO is a wholly owned subsidiary of Aetna Retirement Services, Inc., whose ultimate parent is Aetna Inc.("Aetna").

    The financial statements have been prepared in accordance with generally accepted accounting principles and are unaudited. Certain reclassifications have been made to 1996 financial information to conform to the 1997 presentation. These interim statements necessarily rely heavily on estimates, including assumptions as to annualized tax rates. In the opinion of management, all adjustments necessary for a fair statement of results for the interim periods have been made. All such adjustments are of a normal, recurring nature. The accompanying condensed financial statements should be read in conjunction with the financial statements and related notes as presented in the Company's 1996 Annual Report on Form 10-K. Certain financial information that is normally included in annual financial statements prepared in accordance with generally accepted accounting principles, but that is not required for interim reporting purposes, has been condensed or omitted.

2.  Future Applications of Accounting Standards
    -------------------------------------------

    Financial Accounting Standard ("FAS") No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, was issued in June 1996 and provides accounting and reporting standards for transfers of financial assets and extinguishments of liabilities.

    FAS No. 125 is effective for 1997 financial statements; however, certain provisions relating to accounting for repurchase agreements and securities lending are not effective until January 1, 1998. Provisions effective in 1997 did not have a material effect on the Company's financial position or results of operations. The Company does not expect adoption of this statement for provisions effective in 1998 to have a material effect on its financial position or results of operations.

                                      (7)

                       AETNA INSURANCE COMPANY OF AMERICA
     (A wholly owned subsidiary of Aetna Life Insurance and Annuity Company)

                     Condensed Notes to Financial Statements
                                   (Continued)


2.  Future Applications of Accounting Standards (Continued)
    -------------------------------------------------------

    FAS No. 130, Reporting Comprehensive Income, was issued in June 1997 and establishes standards for the reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income encompasses all changes in shareholder's equity (except those arising from transactions with owners) and includes net income, net unrealized capital losses on available for sale securities. As this new standard only requires additional information in a financial statement, it will not affect the Company's financial position or results of operations. FAS No. 130 is effective for fiscal years beginning after December 15, 1997, with earlier application permitted. The Company is currently evaluating the presentation alternatives permitted by the statement.

3.  Benefit Plans
    -------------

    As of March 31, 1997, ALIAC transferred to the Company, approximately $505.0 thousand of accrued liabilities, primarily related to the allocation of pension and postretirement benefit expenses that had been previously allocated to ALIAC. The after-tax amount of this transfer (approximately $328.3 thousand) is reported as a reduction of retained earnings.

4.  Litigation
    ----------

    The Company is not currently involved in litigation.

5.  Shareholder's Equity
    --------------------

    On June 26, 1997, the Company received a $5.0 million capital contribution from ALIAC.

                                      (8)

                       Independent Auditors' Review Report


The Board of Directors
Aetna Insurance Company of America:

We have reviewed the accompanying condensed balance sheet of Aetna Insurance Company of America as of September 30, 1997, and the related condensed statements of income for the three-month and nine-month periods ended September 30, 1997 and 1996, and the related condensed statements of changes in shareholder's equity and cash flow for the nine-month periods ended September 30, 1997 and 1996. These condensed financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the balance sheet of Aetna Insurance Company of America as of December 31, 1996, and the related statements of income, changes in shareholder's equity, and cash flows for the year then ended (not presented herein); and in our report dated March 20, 1997, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of December 31, 1996, is fairly presented, in all material respects, in relation to the balance sheet from which it has been derived.


                                                      /s/ KPMG PEAT MARWICK LLP


November 3, 1997
Hartford, Connecticut

                                      (9)

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution

Not Applicable

Item 15.      Indemnification of Directors and Officers

Reference is hereby made to Section 33-771(f) of the Connecticut General Statutes ("C.G.S.") regarding indemnification of directors and Section 33-776(4) regarding indemnification of officers, employees and agents of Connecticut corporations. These statutes provide in general that Connecticut corporations incorporated prior to January 1, 1997 shall indemnify their officers, directors, employees and agents against "liability" (defined as the obligation to pay a judgment, settlement, penalty, fine, excise tax in the case of an employee benefit plan or reasonable expenses incurred with respect to a proceeding). In the case of a proceeding by or in the right of the corporation, indemnification is limited to reasonable expenses incurred in connection with the proceeding against the corporation to which the individual was named a party. The corporation's obligation to provide such indemnification does not apply unless
(1) the individual has met the standard of conduct set forth in Section 33-771; and (2) a determination is made (by majority vote of a quorum of the board of directors who were not parties to the proceeding, or if a quorum cannot be obtained, by a committee of the board selected as described in Section 33-775(b)(2); by special legal counsel selected by the board of directors or members thereof as described in Section 33-775(b)(3); by shareholders) that the individual met the standard set forth in Section 33-771; or (3) the court, upon application by the individual, determines in view of all the circumstances that such person is reasonably entitled to be indemnified. Also, unless limited by its Certificate of Incorporation, a corporation must indemnify an individual who was wholly successful on the merits or otherwise against reasonable expenses incurred by him in connection with a proceeding to which he was a party because of his relationship as director, officer, employee or agent of the corporation.

The statute does specifically authorize a corporation to procure indemnification insurance on behalf of an individual who is or was a director, officer, employer or agent of the corporation. Consistent with the statute, Aetna Inc. has procured insurance from Lloyd's of London and several major United States excess insurers for its directors and officers and the directors and officers of its subsidiaries, including the Depositor.

Item 16.      Exhibits and Financial Statement Schedules

     Exhibits

         (4.1)    Variable Annuity Contract G2-CDA-94 (IR)(1)

         (4.2)    Variable Annuity Contract G2-CDA-94 (NQ)(1)

         (4.3)    Variable Annuity Contract G-MP2 (5/96)(2)

         (4.4)    Certificate of Group Annuity Coverage MP2CERT (5/96)(2)

         (4.5) Endorsements (MP2END (5/97)) and (I-MP2END (5/97)) to Contracts G-MP2 (5/96) and MP2CERT (5/96)(2)

         (4.6)    Variable Annuity Contract G-CDA-GP2(3)

         (4.7)    Variable Annuity Contract I-CDA-GP2(3)

         (4.8) Group Variable, Fixed, or Combination Annuity Contract (Nonparticipating) G-GP2 (5/96)(4)

         (4.9) Individual Variable, Fixed or Combination Annuity Contract (Nonparticipating) I-GP2 (5/96)(4)

         (4.10)   Certificate of Group Annuity Coverage GP2CERT (5/97)(4)

         (4.11)   Variable Annuity Contract G-GP2 (5/97)(4)

         (4.12)   Endorsement GP2END (5/97) to Contract G-GP2 (5/96)(4)

         (4.13)   Endorsement I-GP2END (5/97) to Contract I-GP2 (5/96)(4)

         (4.14) Endorsement GP2IRA (5/97) to Contract G-GP2 (5/97) and Certificate GP2CERT (5/97)(4)

         (4.15)   Endorsement I-GP2END (5/97) to Contract I-GP2 (5/96)(4)

         (4.16)   Endorsement GP2QEND (4/94) to Contract G-CDA-GP2(4)

         (4.17)   Endorsement C-GP2QEND (4/94) to Contract G-CDA-GP2(3)

         (4.18)   Endorsement GP2NHEND (4/94) to Contract G-CDA-GP2(3)

         (5.1)    Variable Annuity Contract Application(1)

         (5.2) Application for Aetna Growth Plus Group Variable, Fixed or Combination Annuity Contract (Nonparticipating)(5)

         (6)      Opinion re Legality

         (10) Material Contracts are listed under exhibit 10 in the Company's Form 10-K for the fiscal year ended December 31, 1996 (File No. 33-81010), as filed electronically with the Commission on March 28, 1997 (Accession No. 0000912057-97-010856). Each of the exhibits so listed is incorporated by reference as indicated in the Form 10-K.

         (15)     Letter re unaudited interim financial information

         (23)     (a) Consent of Independent Auditors
                  (b) Consent of Legal Counsel (Included in Item (6) above)

         (24)     (a) Powers of Attorney(6)
                  (b) Certificate of Resolution Authorizing Signature by Power
                      of Attorney(1)

         (27)     Financial Data Schedule

Exhibits other than those listed are omitted because they are not required or are not applicable.

1. Incorporated by reference to Registration Statement on Form N-4 (File No. 33-59749), as filed electronically on June 1, 1995 (Accession No. 0000950109-95-002138).

2. Incorporated by reference to Post-Effective Amendment No. 4 to Registration Statement on Form N-4 (File No. 33-59749), as filed electronically on April 16, 1997 (Accession No. 0000950146-97-000620).

3. Incorporated by reference to Registration Statement on Form N-4 (File No. 33-80750), as filed on June 23, 1994.

4. Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-4 (File No. 33-80750), as filed electronically on April 23, 1997 (Accession No. 0000950146-97-000634).

5. Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 (File No. 33-80750), as filed electronically on August 15, 1995 (Accession No. 0000950109-95-0003244).

6. The power of attorney for Thomas J. McInerney is included in this filing as Exhibit No. 16(24)(a). The powers of attorney for all other signatories are incorporated by reference to Post-Effective Amendment No. 5 to Registration Statement on Form N-4 (File No. 33-59749), as filed electronically on July 29, 1997 (Accession No. 0000950146-97-001105).

Item 17.      Undertakings

     The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

     (a) Rule 415 offerings:

         (1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (h) Request for Acceleration of Effective Date:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 18.      Financial Statements and Schedules

Not Applicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-2 (File No. 333-22723) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hartford, State of Connecticut, on this 18th day of November, 1997.

                                      By:    AETNA INSURANCE COMPANY OF AMERICA

                                      By:    Thomas J. McInerney*
                                             ----------------------------------
                                             Thomas J. McInerney
                                             President
                                             Principal Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement on Form S-2 has been signed by the following persons in the capacities and on the dates indicated.

Signature              Title                                  Date
---------              -----                                  ----
Thomas J. McInerney*   Director and President            )
---------------------- (principal executive officer)     )
Thomas J. McInerney                                      )
                                                         )
                                                         )
Deborah Koltenuk*      Director and Treasurer            )    November
---------------------- (principal accounting             )    18, 1997
Deborah Koltenuk        and financial officer)           )
                                                         )
                                                         )
Christine C. Marcks*   Director                          )
----------------------                                   )
Christine C. Marcks                                      )
                                                         )
                                                         )
Shaun P. Mathews*      Director                          )
----------------------                                   )
Shaun P. Mathews                                         )


By: /s/ Julie E. Rockmore
    ------------------------------------------------------------
    Julie E. Rockmore
    *Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit No.        Exhibit                                               Page
-----------        -------                                               ----
16(4.1)            Variable Annuity Contract G2-CDA-94 (IR)                *

16(4.2)            Variable Annuity Contract G2-CDA-94 (NQ)                *

16(4.3)            Variable Annuity Contract G-MP2 (5/96)                  *

16(4.4)            Certificate of Group Annuity Coverage MP2CERT
                   (5/96)                                                  *

16(4.5)            Endorsements (MP2END (5/97)) and (I-MP2END              *
                   (5/97)) to Contracts G-MP2 (5/96) and
                   MP2CERT (5/96)

16(4.6)            Variable Annuity Contract G-CDA-GP2                     *

16(4.7)            Variable Annuity Contract I-CDA-GP2                     *

16(4.8)            Group Variable, Fixed, or Combination Annuity           *
                   Contract (Nonparticipating) G-GP2 (5/96)

16(4.9)            Individual Variable, Fixed or Combination               *
                   Annuity Contract (Nonparticipating) I-GP2 (5/96)

16(4.10)           Certificate of Group Annuity Coverage GP2CERT (5/97)    *

16(4.11)           Variable Annuity Contract G-GP2 (5/97)                  *

16(4.12)           Endorsement GP2END (5/97) to Contract G-GP2 (5/96)      *

16(4.13)           Endorsement I-GP2END (5/97) to Contract I-GP2 (5/96)    *

16(4.14)           Endorsement GP2IRA (5/97) to Contract G-GP2 (5/97)      *
                   and Certificate GP2CERT (5/97)

16(4.15)           Endorsement I-GP2END (5/97) to Contract I-GP2 (5/96)    *

16(4.16)           Endorsement GP2QEND (4/94) to Contract G-CDA-GP2        *

16(4.17)           Endorsement C-GP2QEND (4/94) to Contract G-CDA-GP2      *

*Incorporated by reference

Exhibit No.        Exhibit                                               Page
-----------        -------                                               ----
16(4.18)           Endorsement GP2NHEND (4/94) to Contract G-CDA-GP2       *

16(5.1)            Variable Annuity Contract Application                   *

16(5.2)            Application for Aetna Growth Plus Group Variable,       *
                   Fixed or Combination Annuity Contract
                   (Nonparticipating)

16(6)              Opinion re Legality                                    ____

16(10)             Material Contracts are listed under exhibit 10          *
                   in the Company's Form 10-K for the fiscal year ended December 31, 1996 (File No. 33-81010), as filed electronically with the Commission on March 28, 1997 (Accession No. 0000912057-97-010856).
                   Each of the exhibits so listed is incorporated by reference as indicated in the Form 10-K.

16(15)             Letter re unaudited interim financial information      ____

16(23)(a)          Consent of Independent Auditors                        ____

16(23)(b)          Consent of Legal Counsel (Section 16(a)(6) above)       *

16(24)(a)          Powers of Attorney                                     ____

16(24)(b)          Certificate of Resolution Authorizing Signature         *
                   by Power of Attorney

16(27)             Financial Data Schedule                                ____

*Incorporated by reference